UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2009

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02(e)  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

SIGNATURE

ITEM 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Officer Base Salary Rate Reductions

On January 27, 2009, the management of Salem Communications Corporation (the “Company”) announced to its employees that the Company is instituting a corporate-wide, five percent (5%) reduction in the base salary rate for all full-time and part-time Company employees, effective as of February 1, 2009 (the “Base Salary Reduction”).   Additionally, certain members of the Company’s senior management, including each of the Company’s named executive officers, also agreed to an additional reduction.  Effective as of February 1, 2009, and in addition to the Base Salary Reduction, the base salary rate for these senior management members was reduced by up to an additional five percent (5%).  The Company’s named executive officers each agreed to a ten percent (10%) reduction in base salary rate as reflected by the following table:

Named Executive Officer	Title	Annual Base Salary Rate (as of January 31, 2009)	Annual Base Salary Rate (as of February 1, 2009)
Edward G. Atsinger III	Chief Executive Officer and Director	$850,000	$765,000
Stuart W. Epperson	Chairman of the Board	$525,000	$472,500
Joe D. Davis	President – Radio Division	$430,000	$387,000
David A.R. Evans	President – New Business Development, Interactive and Publishing	$400,000	$360,000
Evan D. Masyr	Senior Vice President and Chief Financial Officer	$300,000	$270,000

All other terms of the respective employment agreements for each of the Company’s named executive officers remain unchanged.

The Company provided additional information regarding the compensation given to the named executive officers during the year ended December 31, 2007, in the Form 10-K for the Company’s fiscal year ended December 31, 2007, filed with the United States Securities and Exchange Commission on March 17, 2008 and Proxy Statement filed with the Securities and Exchange Commission on April 25, 2008.  This information will be updated regarding the compensation paid to the Company’s reportable named executive officers for the year ended December 31, 2008, in the Form 10-K for the Company’s fiscal year ended December 31, 2008, which the Company intends to file in March 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: February 2, 2009
By: /s/EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer